CITIGROUP DIVERSIFIED FUTURES FUND L.P.
                                   Supplement
                         dated September 2, 2005 to the
                       Prospectus and Disclosure Document
                               dated June 30, 2005

     The address of the Fund and the General Partner is 731 Lexington Avenue, 25th Floor, New York, New York 10022; Telephone (212) 559-2011.